Exhibit 15.3

June 22, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir or Madam:

We have read Item 16F of Form 20-F of Jinpan International Limited for the year ended December 31, 2010 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ JBPB & Co

JBPB & Co (formerly known as Grant Thornton)
Hong Kong